Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations

Paul Fitzhenry

Ed Arditte

	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

Tyco International Proposes Change in Place of Incorporation from Bermuda to Switzerland

PEMBROKE, Bermuda, Dec. 10, 2008 – Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced that its Board of Directors has unanimously approved moving the company’s place of incorporation from Bermuda to Switzerland.  Tyco’s shareholders will be asked to vote in favor of the proposal at a Special General Meeting of Shareholders to be held on March 12, 2009.

If approved by its shareholders, Tyco expects the move, also known as a change of domicile, to take effect as soon as practicable following shareholder approval.

Tyco does not expect any material change in its operations or financial results as a result of the change of domicile.  It will continue to be registered with the U.S. Securities and Exchange Commission (SEC) and be subject to the same SEC reporting requirements. The company’s common shares will continue to trade on the New York Stock Exchange under the ticker symbol “TYC”.

Tyco Chairman and Chief Executive Officer Ed Breen said, “After careful consideration of this issue over a number of years, our Board of Directors has concluded that a change of domicile to Switzerland is in the best interests of Tyco and our shareholders.  We believe that this move will provide important economic and operational benefits for our company and will help ensure our continued competitiveness in global markets.”

Switzerland has a highly stable economic, political and regulatory environment, as well as long-established commercial relationships and tax treaties with the U.S., and numerous other countries around the world.  The Company believes the move to Switzerland will enhance its ability to maintain a competitive worldwide corporate tax rate and strengthen its presence in Europe.

Tyco has a well-established presence in Switzerland, primarily in its ADT and Fire Protection Services businesses, as well as in certain corporate functions.

The Company has filed with the SEC a proxy statement/prospectus on Form S-4 in connection with the Special General Meeting and change of domicile.  This press release is not a substitute for the proxy statement/prospectus.  Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents filed or to be filed by the Company because they contain or will contain important information about the proposed change of domicile.  The proxy statement/prospectus and other documents filed or to be filed by the Company with the SEC are or will be available free of charge at the SEC’s website (www.sec.gov) and at the Company’s website at www.tyco.com.   Paper copies may be obtained by shareholders without charge upon written request to Tyco International, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

Tyco’s Board of Directors has set Jan. 16, 2009 as the record date for the March 12 Special General Meeting to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. The special general meeting will begin at 9:30 a.m., Atlantic Time, immediately following Tyco’s previously announced Annual General Meeting.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2008 revenue of more than $20 billion and has more than 110,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of Tyco’s forward-looking statements in this release include statements about the change of domicile and its anticipated effects, offices and operations, stock trading matters, and tax and financial matters, each of which are subject to risks, such as the risks that the change of domicile may not close, shareholders may not provide required approvals, Tyco may encounter difficulties moving jurisdictions and functions, tax and financial expectations and advantages might not materialize or might change, Tyco’s stock price could decline and its position on stock exchanges and indices could change, and Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected.  In addition, Tyco faces economic, business, competitive and regulatory risks that affect its businesses, and any of these risks could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2008 and Tyco’s other filings with the Securities and Exchange Commission.

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